Exhibit 99.1

CLUBCORP AND FRONTFOUR CAPITAL REACH AGREEMENT TO ADD TWO NEW INDEPENDENT DIRECTORS TO BOARD OF DIRECTORS

Simon M. Turner and Manny Pearlman Appointed to Board Effective Immediately

DALLAS - (May 12, 2017) - ClubCorp - The World Leader in Private Clubs® (NYSE: MYCC) - today announced that it has reached an agreement (the “Agreement”) with FrontFour Capital Group LLC and certain of its affiliates (“FrontFour”) under which two new independent directors have been added to the ClubCorp Board of Directors, effective immediately. With these additions, the ClubCorp Board now comprises 10 directors, nine of whom are independent.

The two new independent directors are:

–
Simon M. Turner, formerly the President, Global Development of Starwood Hotels & Resorts: Mr. Turner, who was identified as a mutually agreeable candidate pursuant to the Agreement, will be included on the Company’s slate of class I directors standing for election at the 2017 Annual Meeting and will serve as a member of the Board’s Nominating and Corporate Governance Committee.

–
Emanuel (“Manny”) Pearlman, Executive Chairman of the Board of Directors of Empire Resorts: Mr. Pearlman, who was designated by FrontFour pursuant to the Agreement, will serve as a class II director with a term expiring at the Company’s 2018 Annual Meeting and as a member of the Board’s Strategic Review Committee.

"We welcome both Simon and Manny to the Board, and believe this Agreement represents a constructive outcome for the Company and all ClubCorp shareholders,” said John Beckert, Chairman of the Board of ClubCorp. “Simon and Manny have broad experience working across a wide range of industries, including travel and leisure, and have served in leadership positions at both public and private companies. Our entire Board and management team are committed to enhancing shareholder value, and we intend to leverage our two new independent directors’ unique backgrounds to advance the Company’s growth and success."

“ClubCorp has a number of initiatives underway,” said Eric Affeldt, ClubCorp Chief Executive Officer. “We look forward to working together to continue our progress and consider additional opportunities to drive growth and unlock the value inherent in ClubCorp.”

"We are excited that Simon and Manny are joining the ClubCorp Board given their vast experience and track records. We see significant embedded value within ClubCorp and believe that, as directors, these individuals will work diligently to maximize value for all shareholders. We look forward to continuing the constructive dialogue we have had with the Board and management over the past few years,” said David Lorber, a Managing Member of FrontFour.

Pursuant to the Agreement, FrontFour has agreed to abide by certain customary standstill and voting provisions. In addition, FrontFour has committed to withdraw its director nominations and support the Board’s nominees at the 2017 Annual Meeting. The complete agreement between ClubCorp and FrontFour will be included as an exhibit in a Form 8-K filed by the Company with the Securities and Exchange Commission ("SEC").

ClubCorp’s definitive proxy materials for its 2017 Annual Meeting, which is expected to be scheduled in the near future, will contain important information about the Company and will be filed with the SEC.

About ClubCorp (NYSE: MYCC)

Since its founding in 1957, Dallas-based ClubCorp has operated with the central purpose of Building Relationships and Enriching Lives®. ClubCorp is a leading owner-operator of private golf and country clubs and private business clubs in North America. ClubCorp owns or operates a portfolio of over 200 golf and country clubs, business clubs, sports clubs, and alumni clubs in 27 states, the District of Columbia and two foreign countries that serve over 430,000 members, with approximately 20,000 peak-season employees. ClubCorp Holdings, Inc. is a publicly traded company on the New York Stock Exchange (NYSE: MYCC). ClubCorp properties include: Firestone Country Club

Exhibit 99.1

(Akron, Ohio); Mission Hills Country Club (Rancho Mirage, California); The Woodlands Country Club (The Woodlands, Texas); Capital Club Beijing; and Metropolitan Club Chicago. You can find ClubCorp on Facebook at facebook.com/clubcorp and on Twitter at @ClubCorp.

About FrontFour Capital

FrontFour Capital is an investment adviser based in Greenwich, CT. FrontFour focuses on value-oriented investments in North American companies.

Important Additional Information and Where to Find It

The Company, its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from stockholders in connection with the Company’s 2017 annual meeting of stockholders (the “2017 Annual Meeting”).

The Company plans to file a proxy statement with the SEC in connection with the solicitation of proxies for the 2017 Annual Meeting (the “2017 Proxy Statement”), together with a WHITE proxy card. STOCKHOLDERS ARE URGED TO READ THE 2017 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Additional information regarding the identity of these potential participants and their direct or indirect interests, by security holdings or otherwise, will be set forth in the 2017 Proxy Statement and other materials to be filed with the SEC in connection with the 2017 Annual Meeting.

Stockholders will be able to obtain, free of charge, copies of the 2017 Proxy Statement, any amendments or supplements thereto and any other documents (including the WHITE proxy card) when filed by the Company with the SEC in connection with the 2017 Annual Meeting at the SEC’s website (http://www.sec.gov) or via the Company’s Investors section of the ClubCorp website at ir.clubcorp.com. In addition, copies of the proxy materials, when available, may be requested from the Company’s proxy solicitor, MacKenzie Partners, Inc., 105 Madison Avenue, New York, NY 10016 or toll-free at (800) 322-2885 or by email: ClubCorp@mackenziepartners.com.

Special Note on Forward-Looking Statements

In addition to historical information, this press release contains statements relating to future results that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. These forward-looking statements can be identified by the fact that they do not relate strictly to current or historical facts and often include words such as “plans”, “expect”, “intend”, “will”, “estimate”, “believe” or “continue”, or the negatives of these terms or variations of them or similar terminology in this press release to identify forward-looking statements. All statements, other than statements of historical facts included in this press release, including statements concerning plans, goals, beliefs, future events trends and other information are forward-looking statements. The forward-looking statements are not historical facts, and are based upon current expectations, estimates and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond management's control. All expectations, beliefs and projections are expressed in good faith and the Company believes there is a reasonable basis for them. However, there can be no assurance that management's expectations, beliefs and projections will result or be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements.

These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements contained in this press release, including among others: changes in the business environment in which the Company operates, the availability and attractiveness of potential strategic opportunities, the behavior of the Company’s competitors and other risks, uncertainties and factors set forth in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in

Exhibit 99.1

the Company's Annual Report on Form 10-K for the fiscal year ended December 27, 2016, which is on file with the Securities Exchange Commission (“SEC”).

Although the Company believes that these statements are based upon reasonable assumptions, it cannot guarantee future results and readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's opinions only as of the date of this press release. Except as required by law, the Company undertakes no obligation to update or revise forward-looking statements to reflect new information or events or circumstances that occur after the date of this press release or to reflect the occurrence of unanticipated events or otherwise. Readers are advised to review the Company's filings with the SEC (which are available from the SEC's EDGAR database at www.sec.gov and via the Company's website at ir.clubcorp.com).

ClubCorp Contacts:

Investor Relations:	Media Relations:
Will Ward 972-406-7916	Joele Frank Andrew Siegel / Jonathan Keehner 212-355-4449
FrontFour Contacts:

Stephen Loukas / David Lorber
FrontFour Capital Group LLC
35 Mason Street, 4th Floor
Greenwich, CT 06830
203-274-9050